UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):  July 21, 2005 (July 18, 2005)


                             CAN-CAL RESOURCES LTD.
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              Exact Name of Registrant as Specified in its Charter)

            Nevada                       0-26669                 86-0865852
-----------------------------     ---------------------      -------------------
 (State or other jurisdiction     (Commission File No.)       (I.R.S. Employer
       of incorporation)                                     Identification No.)



                2500 Vista Mar Drive
               Las Vegas, Nevada                                  89128
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       (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (702) 243-1849


                                 Not Applicable
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               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_|  Written communications pursuant to Rule 425 under the Securities Act

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act




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ITEM  1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Can-Cal Resources Ltd ("the Company") (OTC BB: CCRE) and its wholly owned Mexican subsidiary, Sierra Madre Resources S.A. de C.V. ("SMR"), announce that following extensive consultation, and based on the Company's due diligence review, that it will not proceed on its proposed joint venture with Minera Apolo S.A. de C.V. ("Minera") otherwise known as the "Pinos Project". The Pinos project consisted of 29 gold and silver concessions located in Pinos, Zacatecas State, Mexico.

The Company's decision is consistent with its joint venture agreement and letter of intent with Minera. Both the Agreement and the LOI contained an option whereby the Company had a 90-day period to conduct due diligence it deemed appropriate before electing to proceed with the exploration and exploitation of the concessions. Minera was paid an initial 107,143 shares of the Company's restricted common stock, equivalent to $24,000 in equity. Based on the Company's decision not to proceed with the Pinos Project, Minera was paid an additional 111,607 shares of the Company's restricted common stock, equivalent to $25,000 in equity.

ITEM  9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99   July 18, 2005 Press Release

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     CAN-CAL RESOURCES LTD.
                                     (REGISTRANT)



Date:  July 21, 2005                 By:    /s/ Ronald Sloan
                                          --------------------------------------
                                          RONALD D. SLOAN,
                                          Chief Executive Officer and President







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